Exhibit 99.1

800 Second Avenue New York, NY 10017	Tel 212 682 6300 Fax 212 697 0910	KCSA WORLDWIDE

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

Authentidate Holding Corp. Announces CEO Departure

Ben Benjamin Named President

BERKELEY HEIGHTS, N.J., November 26, 2007 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of software and web-based services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions, today announced that Ben Benjamin has been promoted to President of Authentidate effective immediately. Mr. Benjamin has been Authentidate’s Senior Vice President-Products and Technology since January 1, 2005 and has over 25 years of product development experience. He succeeds Suren Pai, who will no longer serve as President and Chief Executive Officer of the Company, or as a member of its board of directors.

Mr. Benjamin has led Authentidate’s technology team from January 1, 2005 and has been the chief architect of many of its technology initiatives. He began his career in 1973 with AT&T Bell Labs where he led a number of initiatives in research, product development and manufacturing processes. He was the Vice President of R&D for all AT&T Consumer Products until his transition to Lucent Technologies in 1996, as part of Lucent’s spin-off from AT&T. At Lucent, as Vice President in the wireless business unit, he served in various roles leading product development and customer technical support activities. Mr. Benjamin subsequently joined Lucent Digital Radio as Senior Vice President of Product Management in September 1999. Following Lucent Digital Radio’s merger into Ibiquity Digital Corporation in August 2000, he continued to serve as the Co-Chief Operating Officer until August 2003. Prior to joining Authentidate, Mr. Benjamin was actively involved as an advisor and equity investor in software and web-services startups. Mr. Benjamin received a BSEE and an MSEE from the Polytechnic Institute of Brooklyn. He is also a graduate of The Executive Program from the Darden Graduate School of Business.

Ross Johnson, Chairman of Authentidate’s Board of Directors, stated “Ben Benjamin is well suited to lead our Company through the many challenges facing us as we consider business and strategic alternatives to improve our operating results. His knowledge of our Company and the marketplace will be invaluable as we move to increase operating efficiencies and revenue.”

Mr. Johnson continued, “Under Mr. Pai’s leadership, Authentidate has restructured its operations and developed a new strategic plan with new products and technology. We appreciate Suren’s distinguished record of service to the organization.”

Investor Relations, Public Relations & Marketing Communications

Mr. Benjamin stated, “I am excited to takeover the helm of the Authentidate team as we develop and execute a new business strategy for our technology products. This is a challenging but exciting stage of the Company’s development and I am anxious to start my new position.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of software and web-based services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions. Our offerings are targeted at enterprises and office professionals, and incorporate security technologies such as electronic signing, identity management, and content authentication to electronically facilitate secure and trusted transactions. In the United States, we also offer our proprietary and patent pending content authentication technology as a web-based service in the form of the United States Postal Service® Electronic Postmark®.

The company operates its business in the United States and Germany. For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Authentidate is a registered trademark of Authentidate Holding Corp. Inscrybe and MyInscrybe are trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This document is available on the KCSA Worldwide Website at www.kcsa.com.